EXHIBIT 5








                                 August 30, 2001



Board of Directors
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032

Re:      Conseco, Inc.
         Registration Statement on Form S-3

Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of Conseco, Inc., an Indiana corporation (the "Company"), and in such capacity, I exercise general supervision over the Company's legal affairs. I and lawyers over whom I exercise general supervision ("we") have acted as counsel to the Company in connection with the Registration Statement on Form S-3 to be filed under the Securities Act of 1933, as amended (the "Securities Act") for the registration of an aggregate of 2,303,111 shares (the "Shares") of the Common Stock, no par value per share, of the Company. All of the Shares are being registered on behalf of selling stockholders of the Company. In connection with our representation, we have examined the corporate records of the Company, including its Amended and Restated Articles of Incorporation, its Amended and Restated Bylaws and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation organized and validly existing under the laws of the State of Indiana.

     2. The Shares to be offered and sold pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the registration statement referred to above and to all references to me in such registration statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,


                                By: /s/ David K. Herzog
                                   ---------------------------------------------
                                   David K. Herzog,
                                   Executive Vice President, General Counsel
                                      and Secretary